

<ARTICLE>                                            9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITICORP'S
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND IS QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.

</LEGEND>
<CIK>           0000020405
<NAME>          CITICORP 1999
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                        12-MOS<F1>
<FISCAL-YEAR-END>               DEC-31-1999
<PERIOD-START>                  JAN-01-1999
<PERIOD-END>                    DEC-31-1999
<CASH>                               11,385
<INT-BEARING-DEPOSITS>               12,095
<FED-FUNDS-SOLD>                      6,048<F2>
<TRADING-ASSETS>                     31,540
<INVESTMENTS-HELD-FOR-SALE>          46,592
<INVESTMENTS-CARRYING>                    0
<INVESTMENTS-MARKET>                      0
<LOANS>                             245,453
<ALLOWANCE>                           6,679<F3>
<TOTAL-ASSETS>                      388,570
<DEPOSITS>                          260,713
<SHORT-TERM>                         25,096<F4>
<LIABILITIES-OTHER>                  13,204
<LONG-TERM>                          26,443
<PREFERRED-MANDATORY>                     0<F5>
<PREFERRED>                               0<F5>
<COMMON>                                  0<F5>
<OTHER-SE>                           26,047<F5>
<TOTAL-LIABILITIES-AND-EQUITY>      388,570
<INTEREST-LOAN>                      22,927
<INTEREST-INVEST>                     3,670
<INTEREST-OTHER>                      2,645
<INTEREST-TOTAL>                     29,242
<INTEREST-DEPOSIT>                   10,775
<INTEREST-EXPENSE>                   14,700
<INTEREST-INCOME-NET>                14,542
<LOAN-LOSSES>                         2,837
<SECURITIES-GAINS>                      332
<EXPENSE-OTHER>                       6,756
<INCOME-PRETAX>                       8,293
<INCOME-PRE-EXTRAORDINARY>            5,195
<EXTRAORDINARY>                           0
<CHANGES>                                 0
<NET-INCOME>                          5,195
<EPS-BASIC>                               0<F5>
<EPS-DILUTED>                             0<F5>
<YIELD-ACTUAL>                         4.77<F6>
<LOANS-NON>                           3,592<F7>
<LOANS-PAST>                          1,184<F8>
<LOANS-TROUBLED>                         43
<LOANS-PROBLEM>                           0
<ALLOWANCE-OPEN>                      6,617
<CHARGE-OFFS>                         3,474
<RECOVERIES>                            656
<ALLOWANCE-CLOSE>                     6,679<F3>
<ALLOWANCE-DOMESTIC>                      0<F9>
<ALLOWANCE-FOREIGN>                       0<F9>
<ALLOWANCE-UNALLOCATED>                   0<F9>



<F1>  On August 4, 1999, CitiFinancial Credit Company (CCC) (Formerly Commercial
      Credit Company), an indirect wholly-owned subsidiary of Citigroup, became a subsidiary of Citicorp Banking Corporation, a wholly-owned subsidiary of Citicorp. In connection with the restructuring of CCC, Citicorp issued a guarantee of all outstanding long-term debt ($6.05 billion) and commercial paper ($3.75 billion) of CCC. The information included in this exhibit reflects the results of CCC for the full year.
<F2>  Includes Securities Purchased Under Resale Agreements.
<F3>  Allowance activity for 1999 includes $43MM in other changes, principally foreign currency translation effects.
<F4>  Purchased Funds and Other Borrowings.
<F5>  On October 8, 1998, Citicorp merged with and into a newly formed, wholly-owned subsidiary of Travelers Group Inc. (Travelers) (the Merger). Following the Merger, Travelers changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, Citicorp Common and Preferred Stock were exchanged for Citigroup Common and Preferred Stock.

<F6>  Taxable Equivalent Basis.
<F7>  Includes $1,362MM of cash-basis commercial loans and $2,230MM of consumer loans on which accrual of interest has been suspended.
<F8>  Accruing loans 90 or more days delinquent.
<F9>  No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans.

